Exhibit 10.14

FIRST AMENDMENT TO SERVICES AGREEMENT

This First Amendment to the Services Agreement, dated as of October 7, 2014 (this “Amendment”), is made and entered into among AR Capital, LLC, a Delaware limited liability company (the “Company”), and RCS ADVISORY SERVICES, LLC, a Delaware limited liability company (the “Service Provider”).

RECITALS

The Service Provider and the Company are parties to that certain services agreement (the “Agreement”), dated as of June 10, 2013; and

The Service Provider and the Company desire to amend the Agreement, as set forth in greater detail below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Company and Service Provider, for themselves and their respective successors and permitted assigns, hereby agree as follows:

1.          Annex A to the Agreement is hereby deleted and replaced with the new Annex A attached to this Amendment.

2.          Effect on the Exchange Agreement. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and the Agreement, as amended by this Amendment, is hereby ratified and affirmed in all respects. On and after the date hereof, each reference in the Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment.

3.          Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

4.          Counterparts. This Amendment may be executed (including by facsimile transmission with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first above written.

AR CAPITAL, LLC

By:	/s/ James A. Tanaka
Name: James A. Tanaka
Title: Authorized Signatory

RCS ADVISORY SERVICES, LLC

By:	RCS Capital Corporation, its managing member

By:	/s/ James A. Tanaka
Name: James A. Tanaka
Title: Authorized Signatory

Annex A

American Realty Capital – Retail Centers of America, Inc.

American Realty Capital – Retail Centers of America II, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust II, Inc.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT II, Inc.

American Realty Capital Trust V, Inc.

ARC Realty Finance Trust, Inc.

Business Development Corporation of America

Business Development Corporation of America II

New York REIT, Inc.